                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                _____________________

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934
                              _________________________
                             CENTERPOINT PROPERTIES TRUST
                (Exact name of registrant as specified in its charter)


            MARYLAND                                  36-3910279*
    (State of incorporation                         (I.R.S. Employer
        or organization)                         Identification Number)


                              401 NORTH MICHIGAN AVENUE
                                      30TH FLOOR
                               CHICAGO, ILLINOIS 60611

             (Address of principal executive offices, including zip code)
                           ________________________________

  Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                           Name of each exchange on which
    to be so registered                           each class is to be registered

8.48% Series A Cumulative Redeemable Preferred       New York Stock Exchange
----------------------------------------------       -----------------------

Shares of Beneficial Interest, par value $.001 per Share
--------------------------------------------------------

    If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ x ]

    If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box. [    ]

    Securities Act registration statement file number to which this form relates: 333-18235 (if applicable)

    Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
--------------------------------------------------------------------------------
                              (Title of Class)


                                    None
--------------------------------------------------------------------------------
                              (Title of Class)


_______________________________

* I.R.S. Employer Identification Number of CenterPoint Properties
Corporation, of which the Registrant is the successor entity.

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    A description of the 8.48% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.001 per share, of the Registrant is contained in a Rule 424(b) Prospectus Supplement, filed with the Securities and Exchange Commission on October 28, 1997, relating to an offering of such securities pursuant to the Registrant's Registration Statement on Form S-3, File No. 333-18235, as amended by Post-Effective Amendment No. 1 which became effective on October 23, 1997, which Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.

ITEM 2.  EXHIBITS.

    The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Registrant are currently registered. Accordingly, the following exhibits, required in accordance with
Part I to the Instructions as to Exhibits on Form 8-A, are filed herewith or have been duly filed with the New York Stock Exchange:

    1.   Articles Supplementary to the Declaration of Trust of the
         Registrant establishing and fixing the rights and preferences of the Series A Preferred Shares as filed with the Maryland Department of Assessments and Taxation.
   *2.   Declaration of Trust of the Registrant
   *3.   By-laws of the Registrant
    4. Form of certificate representing Series A Preferred Shares of Beneficial Interest in the Registrant
 ___________________
    * Incorporated by reference from the Registrant's Registration Statement on Form S-4 (File No. 333-33515).





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                                     SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  CENTERPOINT PROPERTIES TRUST


                                  By:  /s/ John S. Gates, Jr.
                                      ---------------------------------
                                         John S. Gates, Jr., President and
Dated: November 4, 1997                    Chief Executive Officer





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                                  INDEX TO EXHIBITS

    1 Articles Supplementary to the Declaration of Trust of the Registrant establishing and fixing the rights and preferences of the Series A Preferred Shares as filed with the Maryland Department of Assessments and Taxation

   *2.   Declaration of Trust of the Registrant

   *3.   By-laws of the Registrant

    4. Form of certificate representing Series A Preferred Shares of beneficial interest in the Registrant

_________________________

    * Incorporated by reference from the Registrant's Registration Statement on Form S-4 (File No. 333-33515).







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